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                                                                    Exhibit 99.1

                    Certification of CEO and CFO Pursuant to
                             18 U.S.C. Section 1350,
                             As Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Annual Report on Form 10-K of The Warnaco Group, Inc. (the "Company") for the period ending January 4, 2003 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), Antonio C. Alvarez II, as Chief Executive Officer of the Company, and James P. Fogarty, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report, subject to the qualifications noted below:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for periods presented.

     In rendering this certification, we note the following qualifications:

          (1) The SEC is currently conducting an investigation to determine whether there have been any violations of the Securities Exchange Act of 1934, as amended, in connection with the preparation and publication of various financial statements and other public statements of the Company. Any determination made by the SEC in this matter may affect information contained in the Report; therefore, the certifications set forth above are subject to, and qualified by, the results of the investigation.

          (2) Certain information in the Report relates to periods prior to the undersigned's affiliation with the Company. Antonio C. Alvarez II joined the Company on June 11, 2001 and was elected President and Chief Executive Officer of the Company on November 16, 2001. James P. Fogarty joined the Company as Senior Vice President Finance on June 11, 2001 and was elected Chief Financial Officer of the Company on December 20, 2001.


/s/ Antonio C. Alvarez II
--------------------------------
Antonio C. Alvarez II
Chief Executive Officer
April 4, 2003


/s/ James P. Fogarty
--------------------------------
James P. Fogarty
Chief Financial Officer
April 4, 2003

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed



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filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.


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